CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 25, 2005 on the financial statements of Ancora Trust (comprising Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund, and Ancora Bancshares) as of December 31, 2004 and to the references to our firm in the prospectus and the Statement of Additional Information.

/s/Cohen McCurdy, Ltd.

Westlake, Ohio

March 2, 2005